Exhibit 99.1

Elite Pharmaceuticals, Inc. Announces Passing of Board Member Eugene Pfeifer

Northvale, NJ – June 14, 2018: Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCQB: ELTP) today announced that a member of its Board of Directors, Eugene Pfeifer, passed away on Sunday, June 10, 2018. Mr. Pfeifer had been a member of Elite’s Board since April 2016. His stellar career spanned more than 45 years of legal advice and counseling in the areas of governmental regulation, legislation and FDA representation. He was a major participant in the development of the Drug Price Competition and Patent Term Restoration Act of 1984 and provided strategic counseling to companies affected by that statute. In addition, he provided regulatory advice and representation on a wide variety of FDA, FTC, and DEA regulated activities, including product approval, advertising, promotion, and compliance issues.

“We are deeply saddened by Gene’s passing," said Nasrat Hakim, Chairman of the Board of Elite. "Gene was an inspiring leader and an insightful contributor to our Board and we will be forever grateful for his wisdom and dedication to the Company and its shareholders. He brought great value to our company and he will be greatly missed, both as a Board member and as a friend. We extend our deepest condolences to Gene’s family.”

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic products which have been licensed to TAGI Pharma, Epic Pharma, Dr. Reddy’s Laboratories, and Glenmark Pharmaceuticals, Inc., USA. Elite currently has eight commercial products being sold, six products filed with the FDA, additional approved products pending manufacturing site transfer and the NDA filing for SequestOx™. Elite’s pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, and the actions the FDA require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities and intellectual property protections and defenses, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com